UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2008 (March 10, 2008)

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2008, CPG International Inc. (the “Company”) issued a press release announcing the appointment of Eric K. Jungbluth as its Chief Executive Officer. Mr. Jungbluth, 47, joins the Company from HNI Corporation, where he served as an Executive Vice President and the President of The HON Company. Mr. Jungbluth joined HNI Corporation in 2003 as President of Allsteel Inc. Prior to joining Allsteel, Mr. Jungbluth held several senior roles at Moen Incorporated (a division of Fortune Brands) including Vice President of National Accounts, Vice President of Business Development, and VP/General Manager of CSI Accessories. Mr. Jungbluth also spent two years at Kirsch (a division of Newell) as Vice President of Sales, and ten years at Warner Lambert in sales, marketing, and brand management roles. Mr. Jungbluth has a BA degree from the University of Wisconsin with a major in accounting and finance. Effective April 1, 2008, Mr. Jungbluth will replace Glenn Fischer, the Company’s Interim Chief Executive Officer, prior to Mr. Jungbluth’s appointment. Glenn Fischer will continue to serve on the Company’s Board of Directors.

The Company entered into an employment agreement with Mr. Jungbluth for a 3 year term.  His annual base salary is $400,000.  He is receiving a one-time signing bonus of $100,000. He is eligible to receive an annual bonus of up to 100% of his annual base salary based upon the Company’s achievement of budgeted performance goals.  He is also eligible to receive an additional bonus if in the next 36 months the Company is sold to a strategic buyer.  Within 30 days, Mr. Jungbluth will be purchasing between $300,000 and $350,000 of the class A and B units of CPG International Holdings LP, the Company’s parent.  If the Company terminates Mr. Jungbluth's employment without cause or he resigns his employment for good reason, the Company would be required to pay Mr. Jungbluth his base annual salary until the eighteen month anniversary of the termination date and a pro rata annual bonus for the year of termination, provided Mr. Jungbluth executes a release in favor of the Company and he does not violate a non-competition agreement with the Company.

Item 7.01. Regulation FD Disclosure

On March 10, 2008, the Company issued a press release to announcing the appointment of Eric K. Jungbluth as Chief Executive Officer, as described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description
99.1	Press Release, dated March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ Scott Harrison
Scott Harrison
Executive Vice President and
Chief Financial Officer

Dated: March 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 10, 2008.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this Form 8-K that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are forward looking statements. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.